Exhibit 99.1

Stellar Technologies, Inc. Announces Results for Quarter Ended
September 30, 2004 and Growing Sales Pipeline

NAPLES, FL – November 30, 2004 – Stellar Technologies, Inc. (OTCBB: SLLR), a leading provider of Employee Internet Management and Security solutions, reported revenues for the quarter ended September 30, 2004 of $197,981, representing a nearly seven fold increase over the comparable period in 2003.

Richard A. Schmidt, Stellar’s Chief Executive Officer, said, “We are very excited about our reported third quarter revenues. The substantial growth in our revenues is a strong validation of our business model and the market opportunity available to us. We continue to believe that we are in the right market with the right solution at the right time. We are well positioned in a large and growing market to achieve significant revenue and market share growth through the remainder of 2004 and into 2005.”

Stellar also reported deferred revenues of $401,564 at September 30, 2004, more than double the amount reported at June 30, 2004. Deferred revenues are amounts billed to customers in excess of the amount Stellar recognizes as revenues on its statement of operations. Mr. Schmidt continued, “The increase in deferred revenues is further evidence of the market acceptance of our Employee Internet Monitoring (EIM) solution as well as our growing customer base and sales pipeline. We expect to report increasing revenues in future quarters, as we continue to build both our direct sales force and our team of value added resellers, and roll out Stellar Internet Global Employee Management(TM), our latest suite of Internet management solutions which we believe is the only solution to effectively monitor, report, block and archive Internet activity for Web browsing, instant messaging and e-mail.”

During the quarter, Stellar announced several important developments, including:

•	The acquisition of CompuSven, Inc, a Naples, Florida based provider of e-mail migration, e-mail data and directory management software and related services

•	The introduction of Stellar Internet Global Employee Management (TM), which adds a blocking function to the Company’s existing monitoring and archiving functionality

•	A contract with Cook County, Illinois, the second largest county in the United States, to use Stellar IM (TM) to monitor employee Web browsing and instant message activity

•	Establishment of reseller relationships with Global Net Solutions, a leading provider of “best of breed” enterprise software in Mexico City specializing in personalized implementation of client/server solutions and with inGen Consulting Group, Inc., a Seattle, Washington based financial and business strategy consulting firm serving small to enterprise organizations, including Fortune 1000 companies

About Stellar Technologies, Inc.

Florida-based Stellar Technologies, Inc. (OTCBB: SLLR) is a leading provider of Employee Internet Management solutions offering a full range of management and security products to business and government organizations. Specializing in monitoring, reporting and archiving of employee Web browsing and Instant Messaging activity, Stellar Technologies’ products assist in heightening litigation control, increasing compliance with applicable regulations, reducing IT resources and improving employee productivity. Stellar Technologies is also the leading provider of AnyWhere2AnyWhere™ e-mail migration.The E-Mail Shuttle provides a complete migration and coexistence solution: From simple migration of in boxes and personal folders, to complex high performance gateways and directory synchronization between legacy e-mail systems and the Notes/Domino, Exchange, GroupWise, and IMAP4/POP3 counter-parts.

Forward-Looking Statements:

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained herein, including without limitation, statements regarding the Company’s future financial position, business strategy, budget, projected revenues, projected costs and plans and objectives of management for future operations are forward-looking statements. The words “estimate,” “project,” “intends,” “expects,” “believes,” “may,” “will,” “should,” “could,” or “would,” the negative of such terms or similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor’ provisions of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial position to differ materially from those included within the forward-looking statements. These factors include, but are not limited to, the acceptance of the Company’s products in the marketplace, competition, the Company’s ability to generate additional financing, as well as those factors set forth in the Company’s Report on SEC Form 10-KSB and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made and the Company undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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CONTACT:
Stellar Technologies, Inc., Naples
Valerie McCausland, 239-592-1816 Ext. 202
vmccausland@stellarti.com